UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2024
 ____________________________________

WAFD, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654		91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

As previously disclosed, on November 13, 2022, WaFd, Inc. (f/k/a Washington Federal, Inc.), a Washington corporation (“WaFd”), entered into the Agreement and Plan of Reorganization (the “Merger Agreement”) with Luther Burbank Corporation, a California corporation (“Luther Burbank”), pursuant to which Luther Burbank will be merged with and into WaFd, with WaFd as the surviving corporation (the “Corporate Merger”). Promptly following the Corporate Merger, Luther Burbank’s banking subsidiary, Luther Burbank Savings (“LB Savings”), will be merged with and into WaFd Bank, dba Washington Federal Bank (“WaFd Bank”), the banking subsidiary of WaFd, with WaFd Bank as the surviving bank (the “Bank Merger”). The Corporate Merger and the Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Merger.”

The Merger Agreement requires WaFd to take all action necessary to cause the WaFd Board of Directors (the “WaFd Board”) and the WaFd Bank Board of Directors (the “WaFd Bank Board”) to be comprised of 12 members as of the effective time of the Merger (the “Effective Time”) and to appoint or elect, effective as of the Effective Time, two new directors recommended by Luther Burbank and agreeable to WaFd. In the event any such new director is appointed to a class of directors that will be presented to WaFd’s shareholders for reelection at an annual meeting within 24 months following the Effective Time, the Merger Agreement further requires WaFd to include such individual on the list of director nominees presented by the WaFd Board and for which the WaFd Board solicits proxies, subject to certain limited exceptions.

Pursuant to the terms of the Merger Agreement and in accordance with WaFd’s Restated Articles of Incorporation, as amended, and WaFd Bank’s Articles of Incorporation, as amended, effective as of the Effective Time and subject to the closing of the Merger, the WaFd Board and the WaFd Bank Board appointed Bradley M. Shuster and M. Max Yzaguirre (the “LBC Director Appointees”), each of whom currently serve as directors of Luther Burbank and LB Savings, to serve until the next annual meeting of shareholders of WaFd at which the class of directors to which each such individual will be appointed is presented to shareholders for reelection. Each of the WaFd Board and WaFd Bank Board has not yet determined the class of directors to which each LBC Director Appointee will be appointed.

Each of the WaFd Board and WaFd Bank Board has not yet determined on which committees of the WaFd Board and the WaFd Bank Board the LBC Director Appointees will serve. Each of the LBC Director Appointees will receive the same compensation as currently paid to other WaFd Board and WaFd Bank Board members. A description of WaFd’s standard non-employee director compensation arrangement is contained under the heading “Director Compensation” in WaFd’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2023.

Other than as previously described above and in WaFd’s Registration Statement on Form S-4, as amended (File No. 333-270159) initially filed with the SEC on March 1, 2023, there are no arrangements or understandings between any of the LBC Director Appointees and any other person pursuant to which either of the LBC Director Appointees have been designated to serve on the WaFd Board and the WaFd Bank Board. Additionally, there have been no transactions and there are no proposed transactions between WaFd and either of the LBC Director Appointees that would require disclosure pursuant to Item 404(a) of Regulation S-K. Upon the Closing, the LBC Director Appointees will join the following ten (10) current directors of WaFd who will continue their service as directors of WaFd: Brent J. Beardall, Stephen M. Graham, R. Shawn Bice, Linda S. Brower, David K. Grant, Sylvia R. Hampel, S. Steven Singh, Sean B. Singleton, Mark N. Tabbutt and Randall H. Talbot.

Item 8.01	Other Events

Regulatory Approval

On January 30, 2024, WaFd and Luther Burbank issued a joint press release announcing that WaFd and Luther Burbank received the required regulatory approvals from the Federal Deposit Insurance Corporation and the Washington State Department of Financial Institutions for LB Savings to be merged with and into WaFd Bank, and from the Board of Governors of the Federal Reserve System for Luther Burbank to be merged with and into WaFd, in each case on the terms and subject to the conditions of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) The following exhibits are being furnished herewith:

99.1	Joint Press Release of WaFd Inc. and Luther Burbank Corporation, dated January 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 30, 2024	WAFD, INC.

	By:	/s/ KELLI J. HOLZ
Kelli J. Holz
Executive Vice President and Chief Financial Officer

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